SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-1424
SERIES NO.: 7


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 220,536
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  30,409
              Class C Shares                   9,409
              Class R Shares                     130
              Institutional Class                285


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 8.99
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 8.62
              Class C Shares                $ 8.62
              Class R Shares                $ 8.96
              Institutional Class           $ 9.08